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                                                            EXHIBIT 99.(a)(1)(E)

                          OFFER TO PURCHASE FOR CASH
                    All Outstanding Shares of Common Stock
                       (Including the Associated Rights)
                                      of
                       ProVantage Health Services, Inc.
                                      at
                             $12.25 Net Per Share
                                      by
                             PV Acquisition Corp.

                    an indirect wholly owned subsidiary of
                               Merck & Co., Inc.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JUNE 14, 2000, UNLESS EXTENDED.


                                                                   May 10, 2000

To Our Clients:

   Enclosed for your consideration are the Offer to Purchase, dated May 10, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), relating to the offer by PV Acquisition Corp., a Delaware corporation ("Offeror") and wholly owned indirect subsidiary of Merck & Co., Inc., a New Jersey corporation ("Parent"), to purchase all of the outstanding shares of Common Stock, $0.01 par value per share, of ProVantage Health Services, Inc., a Delaware corporation (the "Company"), including the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of March 12, 1999, and amended as of May 4, 2000, by and between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights," and the shares of Common Stock inclusive of their respective Rights, the "Shares"), at a price of $12.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 4, 2000, among Parent, Offeror and the Company (the "Merger Agreement"). Offeror is a corporation, newly formed by Parent in connection with the Offer and the transactions contemplated thereby. This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

   We are (or our nominee is) the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares held by us for your account.

   Accordingly, we request instructions as to whether you wish us to tender on any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

   Please note the following:

     1. The tender price is $12.25 per Share, net to the seller in cash, without interest.

     2. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn immediately prior to the expiration of the Offer that minimum number of shares which would represent at least a majority of the Shares entitled to vote that are outstanding on a fully diluted basis after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into or exchangeable for Shares or such voting securities and (ii) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder having expired or been terminated prior to the expiration of the Offer. The Offer is also subject to the satisfaction of certain other conditions. See Section 15 of the Offer to Purchase.
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     3. The Offer is being made for all of the outstanding Shares.

     4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Offeror pursuant to the Offer. However, federal income tax backup withholding may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See of Important Tax Information of the Letter of Transmittal.

     5. The Board of Directors of the Company has unanimously (by all those directors present) approved the Offer, the Merger (as defined in the Offer to Purchase) and the Merger Agreement, has determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company, and has recommended that the stockholders of the Company accept the Offer and approve the Merger and the Merger Agreement.

     6. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for such Shares or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with all required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase) and
  (iii) any other documents required by the Letter of Transmittal.

   If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. Please forward your instructions to us to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

   The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Offeror may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

   In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Offeror by J.P. Morgan Securities Inc., the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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                         INSTRUCTIONS WITH RESPECT TO
                        THE OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)
                                      OF
                       PROVANTAGE HEALTH SERVICES, INC.
                                      BY
                             PV ACQUISITION CORP.

   The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated May 10, 2000, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by PV Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of Merck & Co., Inc., a New Jersey corporation, to purchase all outstanding shares of Common Stock, $0.01 par value per share, of ProVantage Health Services, Inc., a Delaware corporation (the "Company"), including the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of March 12, 1999, and amended as of May 4, 2000, by and between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights," and the shares of Common Stock inclusive of their respective Rights, the "Shares"), at a purchase price of $12.25 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

   This will instruct you to tender to Offeror the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

 Number of Shares to be
  Tendered:*


                                                       SIGN HERE

Account Number: _____________________    _____________________________________

Date: ____________________________ ,     _____________________________________
                                                      Signature(s)

                                         _____________________________________

                                         _____________________________________
                                                    (Print Name(s))

                                         _____________________________________

                                         _____________________________________
                                                  (Print Addresss(es))

                                         _____________________________________
                                                (Area Code and Telephone
                                                     Number(s))

                                         _____________________________________
                                              (Taxpayer Identification or
                                             Social Security Number(s))

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.


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